UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2023

SAFE AND GREEN DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

990 Biscayne Blvd

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SGD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On September 27, 2023, Safe & Green Holdings Corp. (“SG Holdings”) completed the previously announced separation (the “Separation”) of Safe and Green Development Corporation (“SG DevCo” or the “Company”) from SG Holdings. The Separation of SG DevCo from SG Holdings was achieved through SG Holdings’ pro-rata distribution of approximately 30% of the outstanding shares of SG DevCo common stock to holders of record of SG Holdings common stock (the “Distribution”). Each holder of record of SG Holdings common stock received 0.930886 shares of SG DevCo’s common stock for every five (5) shares of SG Holdings common stock held on September 8, 2023, the record date for the Distribution. In lieu of fractional shares of SG DevCo, stockholders of SG Holdings will receive cash.

Item 1.01. Entry Into a Material Definitive Agreement.

On September 26, 2023, SG DevCo entered into a separation and distribution agreement and several other agreements with SG Holdings to effect the Separation and provide a framework for our relationship with SG Holdings after the Separation. In addition to the separation and distribution agreement (which contains many of the key provisions related to the Separation and the Distribution), we also entered into a tax matters agreement and a shared services agreement.

Set forth below are summaries of the material terms of these agreements.

Separation and Distribution Agreement. Pursuant to the separation and distribution agreement SG Holdings agreed to separate into two publicly traded companies and distribute approximately 30% of the outstanding common stock of SG DevCo to SG Holdings stockholders who held shares of SG Holdings common stock as of the close of business on September 8, 2023, the record date for the Distribution. The separation and distribution agreement also specified those conditions that must be satisfied or waived by SG Holdings prior to the completion of the Separation.

We and SG Holdings each agreed to indemnify the other and each of the other’s current and former directors, officers, and employees, and each of the heirs, executors, administrators, successors, and assigns of any of them, against certain liabilities incurred in connection with the Separation and Distribution and our and SG Holdings’ respective businesses. The amount of either SG Holdings or our indemnification obligations will be reduced by any net insurance proceeds the party being indemnified receives. The separation and distribution agreement also establishes procedures for handling claims subject to indemnification and related matters.

Tax Matters Agreement. In connection with the Separation, on September 26, 2023, we and SG Holdings entered into a tax matters agreement that contains certain tax matters arrangements and governs the parties’ respective rights, responsibilities, and obligations with respect to taxes, including taxes arising in the ordinary course of business and taxes incurred as a result of the Separation and the Distribution. The tax matters agreement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests, and assistance and cooperation on tax matters.

The tax matters agreement governs the rights and obligations that we and SG Holdings have after the Separation with respect to taxes for both pre- and post-closing periods. Under the tax matters agreement, we will be responsible for (i) any of our taxes for all periods prior to and after the Distribution and (ii) any taxes of the SG Holdings group for periods prior to the Distribution to the extent attributable to the real estate development business. SG Holdings generally will be responsible for any of the taxes of the SG Holdings group other than taxes for which we are responsible. In addition, SG Holdings will be responsible for its taxes arising as a result of the Separation and Distribution. Notwithstanding the foregoing, sales, use, transfer, real property transfer, intangible, recordation, registration, documentary, stamp or similar taxes imposed on the Distribution shall be borne fifty percent (50%) by us and fifty percent (50%) by SG Holdings. SG DevCo shall be entitled to any refund (and any interest thereon received from the applicable tax authority) of taxes for which SG DevCo is responsible for under the tax matters agreement and SG Holdings shall be entitled to any refund (and any interest thereon received from the applicable tax authority) of taxes for which SG Holdings is responsible for under the tax matters agreement.

Each of SG Holdings and SG DevCo will indemnify each other against any taxes allocated to such party under the tax matters agreement and related out-of-pocket costs and expenses.

Shared Services Agreement. In connection with the Separation, on September 26, 2023, we and SG Holdings entered into a shared services agreement which sets forth the terms on which SG Holdings will provide to us, on a transitional basis, certain services or functions that the companies historically have shared. Shared services will include various administrative, accounting, communications/investor relations, human resources, operations/construction services, and strategic management and other support services.

In consideration for such services, we will pay fees to SG Holdings for the services provided, and those fees will generally be in amounts intended to allow SG Holdings to recover all of its direct and indirect costs incurred in providing those services. SG Holdings will charge us a fee for services performed by (i) its employees which shall be a percentage of each employee’s base salary based upon an allocation of their business time spent providing such services and (ii) third parties, the fees charged by such third parties. We will also pay SG Holdings for general and administrative expenses incurred by SG Holdings attributable to both the operation of SG Holdings (other than the provision of the services performed by SG Holdings’ employees) and the provision of the shared services, including but not limited to information technology, data subscription and corporate overhead expenses, the portion of such costs and expenses that are attributable to the provision of the shared services, as reasonably determined by SG Holdings. The personnel performing services under the shared services agreement will be employees and/or independent contractors of SG Holdings and will not be under our direction or control. We will also reimburse SG Holdings for direct out-of-pocket costs incurred by SG Holdings for third party services provided to us.

The foregoing description of these agreements set forth under this Item 1.01 is not complete and is qualified in its entirety by reference to, the full text of the agreements, which are attached as Exhibits 2.1, 10.1 and 10.2. to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the SG DevCo compensation committee had previously approved a cash bonus to Paul Galvin for his services in connection with the Separation and Distribution. However, it was later determined that such bonus should be paid to Mr. Galvin by SG Holdings, rather than SG DevCo. Accordingly, on September 26, 2023, the compensation committee of the board of directors of SG Holdings approved a cash bonus of $35,100 be paid to Mr. Galvin for his service to the Company in connection with the Separation and Distribution and the SG DevCo compensation committee rescinded its prior authorization.

Item 7.01 Regulation FD Disclosure.

On September 28, 2023, the Company and SG Holdings issued a joint press release announcing the completion of the Separation and Distribution. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The exhibit is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

The Separation and Distribution was completed on September 27, 2023. The description of the Separation and Distribution included under the Introductory Note of this Current Report on Form 8-K is incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*	Separation and Distribution Agreement by and between Safe & Green Holdings Corp. and Safe and Green Development Corporation
10.1	Shared Services Agreement by and between Safe & Green Holdings Corp. and Safe and Green Development Corporation
10.2	Tax Matters Agreement by and between Safe & Green Holdings Corp. and Safe and Green Development Corporation
99.1	Press Release, dated September 28, 2023, issued by the Company and SG Holdings
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits to the Separation and Distribution Agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrants will furnish copies of any such schedules or exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safe and Green Development Corporation

Dated: September 28, 2023	By:	/s/ Nicolai Brune
	Name:	Nicolai Brune
	Title:	Chief Financial Officer

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